2
12870535.2
Exhibit 10.3

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT is made as of May 15, 2012 (this “Amendment”) by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (together with its successors and assigns, the “Bank”), and FRISCH'S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), with respect to the Second Amended and Restated Loan Agreement entered into as of April 10, 2012 by the Bank and the Borrower (as the same has been amended and/or supplemented from time to time, and as the same may be further amended, supplemented, restated, or otherwise modified from time to time) (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement as amended hereby.
R E C I T A L S
WHEREAS, the Borrower and the Bank have entered into the Agreement; and
WHEREAS, the Bank has advanced Loans to the Borrower pursuant to the terms of the Agreement; and
WHEREAS, subject to the terms and conditions of this Amendment, the Bank and the Borrower have agreed to amend certain provisions of the Agreement as specifically set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendments to Section 1(e) of the Agreement. Section 1(e) of the Agreement is hereby amended to amend and restate the first sentence in Section 1(e) in its entirety as follows:

Neither the Borrower nor any Subsidiary has any Indebtedness (as hereinafter defined) other than Permitted Indebtedness (as hereinafter defined), or has guaranteed the obligations of any other person (except (i) by endorsement of negotiable instruments payable on sight for deposit or collection or similar banking transactions in the usual course of business and (ii) obligations arising from ground leases as permitted under Section 2(j)(v)), and to the best of the Borrower's knowledge after diligent investigation, there exists no default under the provisions of any instrument evidencing any Indebtedness of the Borrower or any Subsidiary or of any agreement relating thereto.

Section 2.Amendment and Restatement of Section 2(j)(v) and addition of Section 2(j)(vi) to the Agreement. Section 2(j)(v) to the Agreement is hereby amended and restated in its entirety and Section 2(j)(vi) is added as follows:

(v) liabilities arising out of the Borrower's existing ground lease obligations to third party landlords under leases assigned to and assumed by Golden Coral Franchising Systems, Inc. in connection with its purchase of Golden Coral Restaurants in the Golden Corral Transaction, which liabilities shall not, in the aggregate, exceed the annual payment obligation of Seven Hundred Thousand Dollars ($700,000.00); and

(vi) other Indebtedness not to exceed $1,000,000.00 in the aggregate at any time
Section 3.Amendment to Section 2(l) of the Agreement. Section 2(l) to the Agreement is hereby amended to add Section 2(l)(v) as follows:

(v) the Borrower may enter into and close on the Golden Coral Transaction.
Section 4.Amendment and Restatement of Section 5(m) to the Agreement. Section 5(m) to the Agreement shall be amended and restated in its entirety as follows:

(m) Any material part of the Borrower's operations shall cease, other than temporary or seasonal cessations which are experienced by other companies in the same line of business and which would not have a material adverse effect on the Borrower's operations or financial condition or its ability to perform its obligations hereunder (provided, however, that cessation of operations by the Borrower of restaurants under the name Golden Corral due to closing on the Golden Corral Transaction shall not be deemed an Event of Default under this Section 5(m)); or
Section 5.Amendment and Restatement of Section 6(k) of the Agreement. Section 6(k) of the Agreement is amended and restates in its entirety as follows:

(k)    Waiver. The Borrower has represented to the Bank that the Borrower proposes to sell by not later than June 30, 2012 up to 29 Golden Corral stores and related assets to Golden Corral Corporation, an unaffiliated third party purchaser, for an aggregate cash purchase price of not less than $49,800,000 less working capital adjustments provided in the Asset Purchase Agreement and normal out of pocket closing costs (“Golden Corral Transaction”). The Bank hereby acknowledges and agrees that (i) closing on the Golden Corral Transaction is acceptable to the Bank and will not result in an Event of Default and (ii) lawful use by the Borrower of the Golden Corral Transaction net sale proceeds as described above (net of an amount needed to satisfy the Borrower's tax liabilities associated with the Golden Corral Transaction) (the “Golden Corral Transaction Net Proceeds”) as the Borrower deems fit is acceptable to the Bank and will not result in an Event of Default.
Section 6.Amendment and Restatement of subsection (b) to Exhibit D to the Agreement. Subsection (b) to Exhibit D to the Agreement is amended and restated in its entirety as follows:
(b)    Cash Flow Coverage Ratio. Not permit the ratio of (i) the Borrower's Adjusted EBITDA plus operating lease payments less maintenance capital expenditures equal to (50%) of depreciation less cash dividends to the Borrower's shareholders (other than dividends paid to the Borrower's shareholders within 1 year of the closing of the Golden Corral Transaction of amounts up to the amount of the Golden Corral Transaction Net Proceeds) less cash income taxes paid to: (ii) the sum of the Borrower's scheduled principal payments on long term debt and capital lease obligations (excluding Revolving Loan principal payments) plus interest expense plus operating lease payments (in each case for the same period that the Borrower's Adjusted EBITDA is measured), calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practices on a rolling four (4) quarter basis, to be less than 1.05 to 1.0, measured quarterly on a rolling twelve month basis.

For the first four consecutive fiscal quarters ending immediately following the closing of the Golden Corral Transaction, the following amounts (without duplication) will be added to Adjusted EBITDA (for purposes of calculating the Cash Flow Coverage Ratio financial covenant only) for the rolling four (4) quarter period ending on such fiscal quarter end: (i)

$1,600,000 for the first fiscal quarter ending after the closing of the Golden Corral Transaction; (ii) $1,200,000 for the second fiscal quarter ending after the closing of the Golden Corral Transaction; (iii) $800,000 for the third fiscal quarter ending after the closing of the Golden Corral Transaction; and (iv) $400,000 for the fourth fiscal quarter ending after the closing of the Golden Corral Transaction.

Notwithstanding anything to the contrary herein, earnings or income from the Golden Corral Transaction shall not be included in the calculation of Adjusted EBITDA for purposes of calculating the Cash Flow Coverage Ratio financial covenant only.
Section 7.Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

(a)no default or Event of Default has occurred and is continuing on and as of the date hereof;

(b)the representations and warranties of the Borrower contained in the Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a different date; and

(c)the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment, the Agreement as amended hereby, and the other Loan Documents, respectively, are within the power and authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower, and the execution and delivery by the Borrower of this Amendment, and the performance by it of the transactions contemplated hereby, do not and will not contravene any term or condition set forth in any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

Section 8.Effectiveness and Conditions Precedent. This Amendment shall become effective upon the Bank's receipt of counterparts of this Amendment executed and delivered by the Borrower.

Section 9.Status of Loan Documents; Additional Representations and Warranties.
(a)This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and the terms, provisions, and conditions of the Loan Documents, and the Liens granted under the Loan Documents, shall continue in full force and effect and are hereby ratified and confirmed in all respects. The Borrower expressly reaffirms all of the Loan Documents and the debts and other obligations thereunder, the Borrower agrees that nothing contained herein shall operate to release any of the Borrower or any other person or entity from liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Borrower hereby reaffirms that each and every provision, condition, obligation, and agreement in such documents shall continue in full force and effect, except as may be herein modified. The validity, priority, and perfection of all security interests and other liens granted or created by the Loan Documents are hereby acknowledged and confirmed by the Borrower, and the Borrower agrees that such documents shall continue to secure the Loans and the other obligations, as the same may be amended by this Amendment, without any change, loss, or impairment of the priority of such security interests or other liens.
(b)No amendment of any terms or provisions of the Agreement made hereunder shall relieve the Borrower from complying with any other term or provision of the Agreement or any of the other Loan Documents.

(c)No action taken by the Bank prior to, on, or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan Documents, except as specifically set forth herein, or prejudice any rights which the Bank may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including, without limitation, all rights and remedies in connection with defaults, Events of Default, and failures of conditions precedent to the making of Loans that have occurred and are continuing, all of which rights and remedies the Bank hereby expressly reserves.

Section 10.Miscellaneous.

(a)No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of the Bank in exercising any right, power, or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. The rights, powers, and remedies herein expressly provided are cumulative and not exclusive of any rights, powers, or remedies which the Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

(b)Ratification, Etc. Except as expressly provided for herein, the Agreement and all documents, instruments, and agreements related thereto, including, but not limited to, the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Amendment shall be read and construed as a single agreement. This Amendment shall constitute one of the Loan Documents. All references in the Agreement, the Loan Documents, or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended hereby.

(c)Expenses. The Borrower agrees to pay and reimburse the Bank for all of its costs and expenses (including, without limitation, costs and expenses of legal counsel) incurred by the Bank in connection with the preparation, due diligence, negotiation and execution of this Amendment and any and all related documents. In addition, the Borrower shall indemnify the Bank against any loss, claim, liability or expense including, without limitation, legal fees and disbursements incurred by it in connection with, arising out of, or in any way related to the execution, delivery, enforcement or defense of the commitment letter or any of the transactions contemplated by this Amendment. The Bank shall in no case be liable for any special, indirect or consequential damages arising from any breach of any obligations by the Bank.

(d)Bankruptcy; Insolvency. The Borrower hereby represents and warrants that, on and as of the date hereof: no proceeding has been filed or commenced by or against the Borrower for dissolution, termination, or liquidation; nor does there exist insolvency of the Borrower, nor does the Borrower fail to pay its debts as they become due in the ordinary course of business; nor has a creditor's committee been appointed for the business of the Borrower; nor has the Borrower made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor has the Borrower applied for or permitted the appointment of a receiver or trustee for any or all of its property, assets, or rights; nor is the Borrower aware of any such receiver or trustee being appointed for any or all of its property, assets, or rights.

(e)Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

(f)Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g)Counterparts; Execution. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

(h)Release. The Borrower hereby acknowledges and confirms that: (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause, or claim arising under or with respect to), in any case based upon acts or omissions of the Bank occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectability, or enforceability of the Agreement or any of the other Loan Documents, the obligations of the Borrower to the Bank, the Liens securing such obligations, or any of the terms or conditions of any Loan Document; and (ii) it does not possess (and hereby forever waives, remises, releases, discharges, and holds harmless the Bank and its affiliates, stockholders, directors, officers, employees, attorneys, agents, and representatives and each of their respective heirs, executors, administrators, successors, and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand, and/or other right of action whatsoever, whether in law, equity, or otherwise (which it, all those claiming by, through, or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause, or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity, or enforceability of the obligations of the Borrower to the Bank, the Liens securing such obligations, or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto.

(i)Modification. No amendment or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.
U.S. BANK NATIONAL ASSOCIATION        FRISCH'S RESTAURANTS, INC.

By: /s/ Marshall Stuart         By:     /s/ Mark Lanning
    Marshall Stuart                     Mark Lanning
    Vice President                         Vice President of Finance